As filed with the Securities and Exchange Commission on July 5, 2022

Registration Statement No. 333-262431

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6

to

Form S-4
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

CLEANTECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770
(State or other jurisdiction of incorporation organization)	(Primary Standard Industrial Classification Code Number)

207 West 25th Street, 9th Floor
New York, NY 10001
(212) 494-9005
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Eli Spiro
Chairman and Chief Executive Officer

CleanTech Acquisition Corp.

207 West 25th Floor, 9th Floor
New York, NY 10001

(212) 494-9005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum Giovanni Caruso Jane Tam Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000	Michael Blankenship Douglas C. Lionberger Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002-2925 Telephone: (713) 651-2600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4 (i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1 (d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

CleanTech Acquisition Corp. is filing this Amendment No. 6 to its registration statement on Form S-4 (File No. 333-262431) (the ’‘Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
2.1#	Merger Agreement dated as of December 16, 2021, by and among CleanTech Acquisition Corp., CleanTech Merger Sub, Inc., Nauticus Robotics, Inc., and Nicolaus Radford, as amended on January 30, 2021 (included as Annex A to this proxy statement/prospectus).	Form 8-K	001-40611	2.1	December 17, 2021
2.1.1	Amendment No. 2 to Merger Agreement dated June 6, 2022	Form 8-K	001-40611	2.1	June 6, 2022
3.1	Amended and Restated Certificate of Incorporation of CleanTech Acquisition Corp.	Form 8-K	001-40611	3.1	July 21, 2021
3.2	Form of Second Amended and Restated Certificate of Incorporation of CLAQ (included as Annex B to this proxy statement/prospectus).
3.3	Bylaws of CleanTech Acquisition Corp.	Form S-1/A	333-256578	3.3	July 6, 2021
3.4	Form of Amended and Restated Bylaws of CleanTech Acquisition Corp. (included as Annex C to this proxy statement/prospectus).
4.1	Specimen Unit Certificate of CleanTech Acquisition Corp.	Form S-1/A	333-256578	4.1	July 6, 2021
4.2	Specimen Common Stock Certificate of CleanTech Acquisition Corp.	Form S-1/A	333-256578	4.2	July 6, 2021
4.3	Specimen Warrant Certificate of CleanTech Acquisition Corp.	Form S-1/A	333-256578	4.3	July 6, 2021
4.4	Warrant Agreement, dated March 10, 2021, by and between Continental Stock Transfer & Trust Company and CleanTech Acquisition Corp.	Form 8-K	001-40611	4.1	July 21, 2021
4.5	Rights Agreement, dated July 14, 2021, by and between Continental Stock Transfer & Trust Company and CleanTech Acquisition Corp.	Form 8-K	001-40611	4.2	July 21, 2021
4.6	Form of 5% Original Issue Discount Senior Secured Debenture to be issued pursuant to the Securities Purchase Agreement dated December 16, 2021	Form S-4 Am. No. 4	333-262431	4.6	June 16, 2022
4.7	Form of Warrants to be issued pursuant to the Securities Purchase Agreement dated December 16, 2021	Form S-4 Am. No. 4	333-262431	4.7	June 16, 2022
5.1+	Opinion of Loeb & Loeb LLP regarding the validity of the securities.
8.1	Tax Opinion of Winston & Strawn LLP
10.1	Letter Agreement, dated July 14, 2021, by CleanTech Acquisition Corp.’s officers and directors.	Form 8-K	001-40611	10.1	July 21, 2021
10.2	Letter Agreement, dated July 14, 2021, by CleanTech Sponsor, LLC and CleanTech Investments, LLC.	Form 8-K	001-40611	10.2	July 21, 2021
10.3	Investment Management Trust Agreement, dated July 14, 2021, by and between Continental Stock Transfer & Trust Company and CleanTech Acquisition Corp.	Form 8-K	001-40611	10.3	July 21, 2021
10.4	Escrow Agreement, dated July 14, 2021, by and among CleanTech Acquisition Corp., Continental Stock Transfer & Trust Company and each of the initial stockholders.	Form 8-K	001-40611	10.4	July 21, 2021
10.5	Registration Rights Agreement, dated July 14, 2021, by and among CleanTech Acquisition Corp., and the initial stockholders.	Form 8-K	001-40611	10.5	July 21, 2021
10.6	Indemnity Agreements dated July 14, 2021 by and between CleanTech Acquisition Corp. and its directors and officers.	Form 8-K	001-40611	10.6	July 21, 2021
10.7	Subscription Agreement, dated July 14, 2021, by and between CleanTech Acquisition Corp., CleanTech Sponsor, LLC and CleanTech Investments, LLC.	Form 8-K	001-40611	10.7	July 21, 2021
10.8	Business Combination Marketing Agreement, dated July 14, 2021, by and between CleanTech Acquisition Corp. and Chardan Capital Markets, LLC.	Form 8-K	001-40611	10.8	July 21, 2021

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.9	Administrative Services Agreement, dated July 14, 2021, by and between CleanTech Acquisition Corp. and Chardan Capital Markets, LLC.	Form 8-K	001-40611	10.9	July 21, 2021
10.9*	Form of 2022 Nauticus Robotics, Inc. Incentive Award Plan (included as Annex D to this proxy statement/prospectus).
10.10	Financial Advisory Agreement by and between CleanTech Acquisition Corp. and Chardan Capital Markets, LLC dated December 14, 2021.	Form S-4 Am. No. 1	333-262431	10.10	March 31, 2022
10.11	Support Agreement by and among CleanTech Acquisition Corp., CleanTech Sponsor I LLC, CleanTech Investments, LLC and Nauticus Robotics, Inc.	Form 8-K	001-40611	10.1	December 17, 2021
10.12	Support Agreement by and among CleanTech Acquisition Corp., Nauticus Robotics, Inc. and certain shareholders of Nauticus Robotics, Inc.	Form 8-K	001-40611	10.2	December 17, 2021
10.13	Form of Subscription Agreement for certain investors	Form 8-K	001-40611	10.3	December 17, 2021
10.14	Securities Purchase Agreement by and among CleanTech Acquisition Corp., Nauticus Robotics, Inc. and certain investors named therein.	Form 8-K	001-40611	10.4	December 17, 2021
10.14.1	Agreement among CleanTech Acquisition Corp., Nauticus Robotics, Inc. and ATW Partners Opportunities Management, LLC dated January 31, 2022	Form S-4 Am. No. 1	333-262431	10.14.1	March 31, 2022
10.14.2	Letter Agreement between ATW Special Situations I LLC and Material Impact Fund II, L.P. dated December 15, 2021	Form S-4 Am. No. 3	333-262431	10.14.2	May 23, 2022
10.15	Form of Nauticus Robotics, Inc. Stockholder Lock-up Agreement (included as Exhibit H-1 to Exhibit 2.1 hereto)	Form 8-K	001-40611	10.5	December 17, 2021
10.16	Form of Lock-up Agreement for certain holders of Nauticus Robotics, Inc. (f/k/a CleanTech Acquisition Corp.) (included as Exhibit H-2 to the Exhibit 2.1 hereto)	Form 8-K	001-40611	10.6	December 17, 2021
10.17	Form of Amended and Restated Registration Rights Agreement by and among CleanTech Acquisition Corp., Nauticus and certain stockholders.	Form 8-K	001-40611	10.7	December 17, 2021
10.18	Form of Director Nomination Agreement (included as Exhibit G to Exhibit 2.1 hereto).	Form 8-K	001-40611	10.8	December 17, 2021
10.19	Director Designation Agreement	Form 8-K	001-40611	10.9	December 17, 2021
10.20†	Battery Supplier Agreement, dated as of January 18, 2021.	Form S-4 Am. No. 4	333-262431	10.20	June 16, 2022
10.21†	Fabrication Agreement, dated as of January 17, 2022.	Form S-4 Am. No. 4	333-262431	10.21	June 16, 2022
10.22†	Construction Agreement, dated as of February 14, 2022.	Form S-4 Am. No. 4	333-262431	10.22	June 16, 2022
10.23†	Commercial Proposal, dated as of December 6, 2021.	Form S-4 Am. No. 4	333-262431	10.23	June 16, 2022
10.24†	Defense Innovation Unit Agreement, dated as of August 10, 2021.	Form S-4 Am. No. 4	333-262431	10.24	June 16, 2022
10.25†	Subcontract Agreement, dated as of August 10, 2021.	Form S-4 Am. No. 4	333-262431	10.25	June 16, 2022
10.26	Financial Advisory Agreement by and between Nauticus Robotics, Inc. and Cowen and Company, LLC dated March 23, 2022.	Form S-4 Am. No. 2	333-262431	10.26	April 27, 2022
10.27	Amended and Restated Financial Advisory Agreement by and between Nauticus Robotics, Inc. and Coastal Equities, Inc. dated April 25, 2022	Form S-4 Am. No. 2	333-262431	10.27	April 27, 2022
10.28	Financial Advisory Agreement by and between CleanTech Acquisition Corp. and Roth Capital Partners, LLC dated February 11, 2022	Form S-4 Am. No. 3	333-262431	10.28	May 23, 2022
10.29	Financial Advisory Agreement by and among CleanTech Acquisition Corp., Nauticus Robotics, Inc. and Lake Street Capital Markets dated February 28, 2022	Form S-4 Am. No. 3	333-262431	10.29	May 23, 2022

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.30†	Kongsberg Maritime AS Agreement, dated March 21, 2022	Form S-4 Am. No. 4	333-262431	10.30	June 16, 2022
10.31†	Collaboration Agreement, dated as of December 4, 2020	Form S-4 Am. No. 4	333-262431	10.31	June 16, 2022
10.32	Memorandum of Understanding, effective as of April 21, 2022	Form S-4 Am. No. 3	333-262431	10.32	May 23, 2022
21.1+	List of Subsidiaries.
23.1**	Consent of WithumSmith+Brown, P.C., independent registered public accounting firm of CLAQ.
23.2**	Consent of Whitley Penn, LLP, independent registered public accounting firm of Nauticus.
23.3+	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).	Form S-4	333-262431	24.1	January 31, 2022
99.1	Consent of Nicolaus Radford	Form S-4 Am. No. 4	333-262431	99.1	June 16, 2022
99.2	Consent of Mark Mey	Form S-4 Am. No. 4	333-262431	99.2	June 16, 2022
99.3	Consent of Lisa Porter	Form S-4 Am. No. 4	333-262431	99.3	June 16, 2022
99.4+	Consent of Jim Bellingham
99.5	Consent of Adam Sharkawy	Form S-4 Am. No. 4	333-262431	99.5	June 16, 2022
99.6	Consent of John W. Gibson, Jr.	Form S-4 Am. No. 4	333-262431	99.6	June 16, 2022
99.7	Consent of Eli Spiro	Form S-4 Am. No. 4	333-262431	99.7	June 16, 2022
99.8	Consent of and Joseph W. Dyer	Form S-4 Am. No. 4	333-262431	99.8	June 16, 2022
99.9	Preliminary Proxy Card.	Form S-4 Am. No. 4	333-262431	99.9	June 16, 2022
99.10	Section 262 of the DGCL (included as Annex E to the proxy statement/prospectus)
101.INS**	Inline XBRL Instance Document.
101.CAL**	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH**	Inline XBRL Taxonomy Extension Schema Document.
101.DEF**	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB**	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE**	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104**	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Filing fee table	Form S-4 Am. No. 1	333-262431	107	March 31, 2022

*	Indicates management contract or compensatory plan or arrangement.
**	Previously filed with Amendment No. 5.
+	To be filed by amendment.
#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
†	The Registrant has redacted provisions or terms of this Exhibit pursuant to Regulation S-K Item 601(b)(10)(iv). While portions of the Exhibits have been omitted, these Exhibits include a prominent statement on the first page of each redacted Exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that you treat as private or confidential. The Registrant agrees to furnish an unredacted copy of the Exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 6 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of July, 2022.

CLEANTECH ACQUISITION CORP.

By:	/s/ Eli Spiro
Name:	Eli Spiro
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eli Spiro	Chief Executive Officer	July 5, 2022
Eli Spiro	(Principal Executive Officer)

*	Chief Financial Officer	July 5, 2022
Richard Fitzgerald	(Principal Financial and Accounting Officer)

*	Chairman of the Board	July 5, 2022
Jon Najarian

*	Vice Chairman of the Board	July 5, 2022
Bill Richardson

*	Director	July 5, 2022
Louis Buffalino

*	Director	July 5, 2022
Brendan Riley

*	Director	July 5, 2022
Britt E. Ide

*	Director	July 5, 2022
Jonas Grossman

*	Director	July 5, 2022
Douglas Cole

* By:	/s/ Eli Spiro
Attorney-in-Fact

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